Exhibit 10.15

EXECUTION VERSION

FIFTH AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO COMPLETION GUARANTY

This FIFTH AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO COMPLETION GUARANTY (this “Agreement”), dated as of OCTOBER 31, 2008, is by and among NOVA BIOFUELS SENECA, LLC, a Delaware limited liability company (“Borrower”), NOVA BIOSOURCE FUELS, INC, a Nevada Corporation (“Guarantor”), each of the Lenders party hereto, WESTLB AG, NEW YORK BRANCH, as administrative agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as collateral agent for the Senior Secured Parties, and STERLING BANK, a Texas banking corporation, as accounts bank.

PREAMBLE

WHEREAS, the Parties have entered into that certain Credit Agreement dated as of December 26, 2007 (as amended, the “Credit Agreement”);

WHEREAS, the Borrower, Nova Biosource Fuels, Inc. and WestLB AG New York Branch have entered into certain Completion Guaranty, dated February 22, 2008 (the “Completion Guaranty”);

WHEREAS, the Parties wish to amend certain of the terms in the Credit Agreement, as amended, and the Completion Guaranty;

WHEREAS, the Borrower has requested the waiver of any Default or Event of Default that might arise as a result of late payment of interest with respect to the October 31, 2008 Quarterly Payment Date; and

NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.                                      DEFINITIONS AND INTERPRETATION

Unless otherwise expressly set forth herein, capitalized terms used in this Agreement shall have the meaning set forth in the Credit Agreement or the Completion Guaranty, as applicable.

2.                                      AMENDMENTS TO THE CREDIT AGREEMENT

2.1                                 Section 3.01 (Repayment of Construction Loan Fundings) of the Credit Agreement is hereby amended as follows (new text in bold and underlined, and deleted text stricken out):

“Repayment of Construction Loan Fundings.  (a) The Borrower unconditionally and irrevocably promises to pay to the Administrative Agent for the ratable account of each Construction/Term Lender the aggregate outstanding principal amount of the Construction Loans in accordance with this Section 3.01.

(b)                                 The Construction Loans shall be repaid in full on the Conversion Date with the proceeds of the Term Loans or, if earlier, on the Conversion Date Certain in accordance with Section 3.01(d).

(c)                                  If the Conversion Date does not occur on or prior to the Initial Quarterly Payment Date, then, until the earlier to occur of the Conversion Date and the Conversion Date Certain, the Borrower unconditionally and irrevocably promises to pay to the Administrative Agent for the ratable account of each Construction Lender the aggregate outstanding principal amount of the Construction Loans, on the Initial Quarterly Payment Date and on each Quarterly Payment Date thereafter, in an amount equal to one and one-half percent (1.5%) of the aggregate total amount of the Construction Loans made on the Initial Quarterly Payment Date and on each Quarterly Payment Date thereafter; provided, however, that the aggregate principal amount of the Construction Loans otherwise due and payable on October 31, 2008 shall be deferred and shall not be payable until November 30, 2008, whereupon it shall become due and payable to the Administrative Agent for the ratable account of each Construction Lender in addition to the aggregate principal amount of Construction Loans or Term Loans otherwise due and payable on such Quarterly Payment Date.

(d)                                 If the Conversion Date does not occur on or prior to the Conversion Date Certain, then on the Conversion Date Certain, (i) each outstanding Construction Loan shall automatically and without further action become due and payable, (ii) all amounts in any Project Accounts shall be promptly applied at the written instruction of the Administrative Agent to Obligations then outstanding in accordance with Section 9.04 (Application of Proceeds), and (iii) the Borrower shall pay all accrued interest on and repay the entire remaining principal amount of all outstanding Construction Loans to the Administrative Agent, for the pro rata account of the Lenders (based on their respective Construction Loan Commitment Percentages), together with any and all Fees and other Obligations owed to the Senior Secured Parties.”

2.2                                 Section 8.11(a) (Warranty Reserve Account) of the Credit Agreement is hereby amended as follows (new text bold and underlined):

“Warranty Reserve Account.  (a)  On or prior to the Conversion Date, an amount greater than or equal to the Warranty Reserve Required Amount, whichever is greater, shall be deposited into the Warranty Reserve Account from sources other than the Loans or the Required Equity Contribution (which sources may be as contemplated in Sections 8.12(a) and 8.12(c) (Sponsor Support Account), and in the Completion Guaranty); provided, that notwithstanding the foregoing, in lieu of cash, the Guarantor may cause to be delivered to the Accounts Bank one or more Warranty Reserve Letters of Credit, the Stated Amounts of which shall be credited to the Warranty Reserve Account.  If at any time after the Conversion Date, funds are transferred or withdrawn from the Warranty Reserve Account or Warranty Reserve Letters of Credit are drawn down, such that the amounts on deposit in and standing to the credit of the Warranty Reserve Account fall below the Warranty Reserve Required Amount, as required pursuant to the Completion Guaranty, the Guarantor shall, within thirty (30) days of such transfer or withdrawal, cause additional amounts to be deposited into the Warranty Reserve Account from sources other than the Loans or the Required Equity Contribution (or one or more Warranty Reserve Letters of Credit), so as to replenish the amounts on deposit in and standing to the credit of the Warranty Reserve Account to the Warranty Reserve Required Amount.”

2.3                                 Section 8.12(a) (Sponsor Support Account) of the Credit Agreement is hereby amended as follows (new text bold and underlined):

“Sponsor Support Account.  (a)  On or prior to the Closing Date, and as required under the Completion Guaranty, at least five million Dollars ($5,000,000) shall be deposited into the Sponsor Support Account from sources other than the Loans (with the exception of any Sponsor Equity Reimbursement deposited directly into the Sponsor Support Account) or the Required Equity Contribution.  As soon as reasonably practicable after September 5, 2008, three million Dollars ($3,000,000) shall be released from the Sponsor Support Account and transferred to the Construction Account for the payment of feedstocks utilized for commissioning, Performance Tests for, and operation of, the Project prior to the Final Completion Date.  If at any time thereafter, the amounts on deposit in and standing to the credit of the Sponsor Support Account fall below two million Dollars ($2,000,000), additional amounts shall be deposited in the Sponsor Support Account pursuant to the Completion Guaranty; provided, however, that funds from the Sponsor Support Account may (i) be withdrawn from the Sponsor Support Account to pay to the Administrative Agent, for the account of the Senior Secured Parties, such interest, fees and expenses that were due and payable on November 7, 2008 (or if paid on an earlier date, on such earlier date) under the Financing Documents, and (ii) prior to the Conversion

Date, be transferred from the Sponsor Support Account to the Warranty Reserve Account.”

3.                                      AMENDMENT TO THE COMPLETION GUARANTY

3.1                                 Section 3.01 (Sponsor Support Account) of the Completion Guaranty is hereby amended as follows (new text in bold and underlined, and deleted text stricken out):

“Sponsor Support Account.  (a)  The Guarantor hereby agrees, for the benefit of the Borrower and the Administrative Agent (on behalf and for the benefit of the Lenders), to cause the Sponsor Support Account to be fully funded at all times during the Deficiency Support Availability Period in an amount no less than two million Dollars ($2,000,000) as reduced by any amounts transferred pursuant to the proviso of Section 8.12(a) (Sponsor Support Account) of the Credit Agreement.

(b)                                 On or before the Closing Date, the Guarantor shall transfer to or deposit in the Sponsor Support Account an amount in cash no less than five million Dollars ($5,000,000), it being understood that the Guarantor may apply the proceeds of a Sponsor Equity Reimbursement, if any, to such transfer or deposit.

(c)                                  The Borrower may, from time to time during the Deficiency Support Availability Period, issue a Reserve Funding Notice to the Guarantor (with a copy to the Administrative Agent) if the amounts on deposit in or standing to the credit of the Sponsor Support Account are less than two million Dollars ($2,000,000).

(d)                                 The Administrative Agent may, from time to time during the Deficiency Support Availability Period, issue a Reserve Funding Notice to the Guarantor if the amounts on deposit in or standing to the credit of the Sponsor Support Account are less than two million Dollars ($2,000,000).

(e)                                  In the event of any conflict between any Reserve Funding Notice delivered by the Borrower under Section 3.01(c) and any Reserve Funding Notice delivered by the Administrative Agent under Section 3.01(d), the Reserve Funding Notice (and the terms thereof) delivered by the Administrative Agent shall prevail.”

4.                                      WAIVER

4.1                                 The Lenders waive any Default or Event of Default arising from the Borrower’s failure to pay interest under the Financing Documents with respect to the October 31, 2008 Quarterly Payment Date on condition that the Borrower pays such interest on or before November 7, 2008 and also on the same date pays Default Interest on such late paid interest in the amount calculated in accordance with Section 3.06 (Default Interest Rate) of the Credit Agreement.

5.                                      MISCELLANEOUS

5.1                                 Counterparts

This Agreement may be executed in two or more original copies and each such copy may be executed by each of the Parties in separate counterpart, each of which copies when executed and delivered by the Parties shall constitute an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or portable document format (“PDF”) shall be effective as delivery of a manually executed counterpart of this Agreement.

5.2                                 Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without reference to conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

5.3                                 Limited Purpose; Effect on Credit Agreement and Completion Guaranty

5.3.1                        Except as expressly amended or waived hereby or otherwise provided herein, (a) all of the terms and conditions of the Credit Agreement, the Completion Guaranty and all other Financing Documents remain in full force and effect, and none of such terms and conditions are, or shall be construed as, otherwise amended or modified, and (b) nothing in this Agreement shall constitute a waiver by the Lenders of any Default or Event of Default, or shall constitute a waiver by the Lenders of any right, power or remedy available to the Lenders or the other Senior Secured Parties under the Financing Documents, whether any such defaults, rights, powers or remedies presently exist or arise in the future.

5.3.2                        The Credit Agreement shall, together with the amendments set forth herein, be read and construed as a single agreement.  All references in the Credit Agreement and any related documents, instruments and agreements shall hereafter refer to the Credit Agreement, as amended hereby.

5.3.3                        The Completion Guaranty shall, together with the amendments set forth herein, be read and construed as a single agreement.  All references in the Completion Guaranty and any related documents, instruments and agreements shall hereafter refer to the Completion Guaranty, as amended hereby.

5.4                                 Effectiveness

This Agreement shall become effective, as of the date first written above, upon the execution of this Agreement by each of the Parties hereto.

5.5                                 Authority, Etc.

The execution and delivery by the Borrower and the Guarantor of this Agreement and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement and the performance by the Guarantor of all of its agreements and obligations under the Completion Guaranty, each as amended hereby are within each of their respective organizational authority and have been duly authorized by all necessary organizational action on the part of, and have been duly and validly executed by, the Borrower and Guarantor.  Except as otherwise addressed in this Agreement, the Borrower and Guarantor each represents and warrants that, upon the effectiveness of this Agreement, no Default or Event of Default has occurred and is continuing as of the date hereof.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Fifth Amendment to Credit Agreement and First Amendment to Completion Guaranty as of the date first above written.

NOVA BIOFUELS SENECA, LLC,
as Borrower

By:	/s/ Jay Fillman
Name: Jay Fillman
Title: Chief Financial Officer

NOVA BIOSOURCE FUELS, INC.,
as the Guarantor

By:	/s/ Kenneth T. Hern
Name: Kenneth T. Hern
Title: Chief Executive Officer

WESTLB AG, NEW YORK BRANCH,
as Lender

By:	/s/ Duncan Robertson
	Name:	Duncan Robertson
	Title:	Executive Director

By:	/s/ James R. Anderson
	Name:	James Anderson
	Title:	Director

WESTLB AG, NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Duncan Robertson
	Name:	Duncan Robertson
	Title:	Executive Director

By:	/s/ James R. Anderson
	Name:	James Anderson
	Title:	Director

WESTLB AG, NEW YORK BRANCH,
as Collateral Agent

By:	/s/ Duncan Robertson
	Name:	Duncan Robertson
	Title:	Executive Director

By:	/s/ James R. Anderson
	Name:	James Anderson
	Title:	Director

WESTLB AG, NEW YORK BRANCH,
as Issuing Bank

By:	/s/ Duncan Robertson
	Name:	Duncan Robertson
	Title:	Executive Director

By:	/s/ James R. Anderson
	Name:	James Anderson
	Title:	Director

STERLING BANK,
as Accounts Bank

By:	/s/ Peter M. Ellen
	Name:	Peter M. Ellen
	Title:	Vice President